Exhibit 99.1

Press Release

Clean Harbors Announces First-Quarter 2020 Financial Results

•	Reports Q1 Revenues up 10% to $858.6 Million

•	Increases Q1 Net Income to $11.6 Million, or EPS of $0.21, with Adjusted EPS of $0.28

•	Achieves 21% Growth in Q1 Adjusted EBITDA to $122.6 Million

•	Improves Q1 Adjusted EBITDA Margin by 130 Basis Points to 14.3%

•	Takes Wide Range of Actions in Response to COVID-19

•	Withdraws 2020 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – April 29, 2020 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2020.

“We delivered record Adjusted EBITDA in Q1 with strong growth in both operating segments,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “We drove substantial volumes of high-value waste streams into our disposal and recycling network, benefitting from consistent base business, multiple projects and favorable weather. These factors contributed to a 21% increase in Adjusted EBITDA over the first quarter of 2019 and a 130 basis-point improvement in Adjusted EBITDA margin.”

First-Quarter 2020 Results

Revenues increased 10% to $858.6 million from $780.8 million in the same period of 2019. Income from operations grew 92% to $45.5 million from $23.7 million.

Net income was $11.6 million, or $0.21 per diluted share. This compares with net income of $1.0 million, or $0.02 per diluted share, for the same period in 2019. Adjusted for certain items in both periods, adjusted net income was $15.6 million, or $0.28 per diluted share, for the first quarter of 2020, compared with adjusted net income of $5.1 million, or $0.09 per diluted share, in the same period of 2019. (See reconciliation table below)

Adjusted EBITDA (see description below) increased 21% to $122.6 million from $101.7 million in the same period of 2019.

Q1 2020 Review

“Profitability in our Environmental Services segment increased 22% for the quarter on top-line growth of 11%, driven by our disposal facilities,” McKim said. “Incineration utilization climbed to 86% and we captured more high-value waste streams across our network. Our landfills benefitted from steady base business and several projects that helped generate a 39% increase in volumes. Field Services revenue grew nearly 50% largely due to cleanup of a chemical plant fire and COVID-19 decontamination work.

“Our Safety-Kleen segment also grew profitably, with a 12% increase in Adjusted EBITDA on 8% higher revenue,” McKim said. “Core offerings such as containerized waste services and vacuum services contributed to steady growth in our branch network. Waste oil collection was stable at 55 million gallons, and we gradually increased our charge-for-oil (CFO) rates during the quarter. Within Safety-Kleen Oil, we generated greater production volumes and our transportation costs improved from a year ago, when flooding and frozen rivers disrupted barge traffic.”

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Response to the Coronavirus Pandemic

“Although the impact of COVID-19 on our Q1 results was limited, it progressively worsened toward quarter end as shelter in place orders took hold in the United States and Canada,” McKim said. “In anticipation of the economic downturn and softer demand, particularly for Safety-Kleen, we took decisive actions to align our cost structure with the current environment and protect our balance sheet.”

The Company’s actions included:

▪	Downsizing its workforce through furloughs and other actions

▪	Implementing a non-billable hiring freeze, travel restrictions and wage freeze

▪	Shuttering nearly half of its re-refinery production due to supply constraints and market demand

▪	Drawing down $150 million on its revolving credit facility

▪	Lowering its expected 2020 net capex spend by more than $50 million

▪	Withdrawing 2020 annual guidance until market conditions stabilize

Business Outlook

“Our prudent cost actions position us well for the anticipated reopening of the U.S. and Canadian economies in the second half of 2020,” McKim said. “Although we have seen some cancellations and project delays due to COVID-19, we expect Environmental Services to weather the current downturn well. We exited Q1 with a healthy backlog of waste streams in our disposal network and have not seen a meaningful decline from most of our large quantity generators. In addition, we are continuing to perform COVID-19 decontamination work and handling growing volumes of infectious waste for a variety of customers.

“With stay-at-home orders greatly reducing vehicle travel across North America, the pandemic is limiting near-term demand for our core Safety-Kleen offerings, including used motor oil (UMO) collection. We expect our branch business to rebound when shelter-in-place mandates are lifted and low gasoline prices and a reduction in air travel encourage a steady increase in driving. In our SK Oil business, our re-refining spread has contracted with the drop in crude prices. Despite our aggressive increase in charge-for-oil pricing, near-term demand for base oil has dropped precipitously, prompting us to shutter some re-refining capacity until the markets improve.

“Our first-quarter results further demonstrated the strength of our business model, the value of our irreplaceable portfolio of disposal assets and our front-line role in emergency response,” McKim concluded. “Our market leadership, financial liquidity and positive free cash flow will enable us to navigate this global crisis.”

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three months ended March 31, 2020 and 2019 (in thousands):

	For the Three Months Ended:
	March 31, 2020	March 31, 2019
Net income	$11,572	$976
Accretion of environmental liabilities	2,561	2,574
Depreciation and amortization	74,533	75,355
Other expense (income), net	2,365	(2,983)
Loss on sale of businesses	3,074	—
Interest expense, net	18,787	19,764
Provision for income taxes	9,698	5,977
Adjusted EBITDA	$122,590	$101,663
Adjusted EBITDA Margin	14.3%	13.0%

This press release includes a discussion of net income and earnings per share adjusted for the loss on sale of businesses, net of tax and the impacts of tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income, and earnings per share to adjusted earnings per share for the three months ended March 31, 2020 and 2019 (in thousands, except per share amounts):

	For the Three Months Ended:
	March 31, 2020	March 31, 2019
Adjusted net income
Net income	$11,572	$976
Loss on sale of businesses, net of tax	3,074	—
Tax-related valuation allowances	931	4,106
Adjusted net income	$15,577	$5,082

Adjusted earnings per share
Earnings per share	$0.21	$0.02
Loss on sale of businesses, net of tax	0.05	—
Tax-related valuation allowances	0.02	0.07
Adjusted earnings per share	$0.28	$0.09

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures and in the current period have also excluded cash paid in connection with the purchase of its corporate headquarters and certain capital improvements to the site as these expenditures are considered one-time in nature. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:
	March 31, 2020	March 31, 2019
Adjusted free cash flow
Net cash from operating activities	$33,681	$29,740
Additions to property, plant and equipment	(82,767)	(58,947)
Purchase and capital improvements of corporate headquarters	20,735	—
Proceeds from sale and disposal of fixed assets	2,150	4,321
Adjusted free cash flow	$(26,201)	$(24,886)

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the risks and uncertainties surrounding COVID-19 and the related impact on the Company’s business, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:
	March 31, 2020	March 31, 2019
Revenues	$858,563	$780,839
Cost of revenues (exclusive of items shown separately below)	606,666	564,364
Selling, general and administrative expenses	129,307	114,812
Accretion of environmental liabilities	2,561	2,574
Depreciation and amortization	74,533	75,355
Income from operations	45,496	23,734
Other (expense) income, net	(2,365)	2,983
Loss on sale of businesses	(3,074)	—
Interest expense, net	(18,787)	(19,764)
Income before provision for income taxes	21,270	6,953
Provision for income taxes	9,698	5,977
Net income	$11,572	$976
Earnings per share:
Basic	$0.21	$0.02
Diluted	$0.21	$0.02

Shares used to compute earnings per share — Basic	55,757	55,848
Shares used to compute earnings per share — Diluted	56,055	56,082

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$432,205	$371,991
Short-term marketable securities	62,143	42,421
Accounts receivable, net	658,482	644,738
Unbilled accounts receivable	51,215	56,326
Deferred costs	21,270	21,746
Inventories and supplies	216,532	214,744
Prepaid expenses and other current assets	44,629	48,942
Total current assets	1,486,476	1,400,908
Property, plant and equipment, net	1,547,119	1,588,151

Other assets:
Operating lease right-of-use assets	160,526	162,206
Goodwill	519,627	525,013
Permits and other intangibles, net	406,881	419,066
Other	11,392	13,560
Total other assets	1,098,426	1,119,845
Total assets	$4,132,021	$4,108,904
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	267,892	298,375
Deferred revenue	71,243	73,370
Accrued expenses	255,513	276,540
Current portion of closure, post-closure and remedial liabilities	16,231	23,301
Current portion of operating lease liabilities	39,998	40,979
Total current liabilities	658,412	720,100
Other liabilities:
Closure and post-closure liabilities, less current portion	76,106	68,368
Remedial liabilities, less current portion	98,966	98,155
Long-term obligations, less current portion	1,702,992	1,554,116
Operating lease liabilities, less current portion	120,649	121,020
Deferred taxes, unrecognized tax benefits and other long-term liabilities	269,091	277,332
Total other liabilities	2,267,804	2,118,991
Total stockholders’ equity, net	1,205,805	1,269,813
Total liabilities and stockholders’ equity	$4,132,021	$4,108,904

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended:
	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net income	$11,572	$976
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	74,533	75,355
Allowance for doubtful accounts	4,700	(3,425)
Amortization of deferred financing costs and debt discount	891	1,000
Accretion of environmental liabilities	2,561	2,574
Changes in environmental liability estimates	3,470	(774)
Other expense (income), net	2,365	(2,983)
Stock-based compensation	3,291	5,809
Loss on sale of businesses	3,074	—
Environmental expenditures	(3,435)	(3,264)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(24,960)	12,086
Inventories and supplies	(7,024)	(832)
Other current and non-current assets	8,714	(11,738)
Accounts payable	(5,169)	(27,956)
Other current and long-term liabilities	(40,902)	(17,088)
Net cash from operating activities	33,681	29,740
Cash flows used in investing activities:
Additions to property, plant and equipment	(82,767)	(58,947)
Proceeds from sale and disposal of fixed assets	2,150	4,321
Acquisitions, net of cash acquired	—	(14,870)
Proceeds from sale of businesses, net of transactional costs	7,856	—
Additions to intangible assets including costs to obtain or renew permits	(448)	(1,132)
Proceeds from sale of available-for-sale securities	12,180	8,600
Purchases of available-for-sale securities	(32,058)	(12,941)
Net cash used in investing activities	(93,087)	(74,969)
Cash flows from (used in) financing activities:
Change in uncashed checks	(1,775)	(4,769)
Tax payments related to withholdings on vested restricted stock	(2,224)	(2,276)
Repurchases of common stock	(17,341)	(6,324)
Payments on finance leases	(329)	(115)
Principal payments on debt	(1,884)	(1,884)
Borrowing from revolving credit facility	150,000	—
Net cash from (used in) financing activities	126,447	(15,368)
Effect of exchange rate change on cash	(6,827)	1,461
Increase (decrease) in cash and cash equivalents	60,214	(59,136)
Cash and cash equivalents, beginning of period	371,991	226,507
Cash and cash equivalents, end of period	$432,205	$167,371

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$30,648	$8,712
Income taxes paid	971	967
Non-cash investing activities:
Property, plant and equipment accrued	12,173	13,002
ROU assets obtained in exchange for operating lease liabilities	12,410	(3,896)
ROU assets obtained in exchange for finance lease liabilities	(856)	23,027

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	March 31, 2020			March 31, 2019
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$528,104	$38,258	$566,362	$473,698	$35,324	$509,022
Safety-Kleen	330,369	(37,157)	293,212	306,547	(34,070)	272,477
Corporate Items	90	(1,101)	(1,011)	594	(1,254)	(660)
Total	$858,563	$—	$858,563	$780,830	$—	$780,839

	For the Three Months Ended:
Adjusted EBITDA	March 31, 2020	March 31, 2019
Environmental Services	$108,914	$89,510
Safety-Kleen	61,148	54,793
Corporate Items	(47,472)	(42,640)
Total	$122,590	$101,663

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com